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EXHIBIT (a)(1)(G)

VALENTIS, INC.

SUPPLEMENT TO THE OFFER

THE OFFER EXPIRES AT
5:00 P.M., PACIFIC DAYLIGHT TIME, ON JUNE 14, 2004
UNLESS WE EXTEND THE OFFER

        Valentis, Inc. is referred to in this Supplement to the Offer (this "Supplement") as "we" or "us," and eligible holders of outstanding warrants are referred to in this Supplement as "you."

        We are offering to you the opportunity to amend any or all of your outstanding warrants, issued pursuant to our Securities Purchase Agreement, dated as of December 2, 2003. We are proposing only two modifications. First, the exercise price would be decreased from $3.00 per share to $2.50 per share. Second, our option to require you to exercise the amended warrants would be immediately exercisable, whereas our option under your warrants is exercisable only after the first anniversary of date of issuance of your warrants.

        We are providing this Supplement to clarify the Offer to Amend and Exchange (the "Offer"), the risks of accepting the Offer and the procedures for amending your warrants. This Supplement also extends the deadline for accepting the Offer to 5:00 p.m. PDT on Monday, June 14, 2004, modifies the conditions to which the Offer is subject and recommends that you review our Quarterly Report on Form 10-Q that was filed with the Securities and Exchange Commission (the "SEC") on May 17, 2004 and the Company's Current Report on Form 8-K, filed with the SEC on May 26, 2004.

        To accept the Offer and amend your warrants, you must return (1) your Election Form, included with the Offer distributed on April 29, 2004, and (2) your warrants, and we must receive them on or prior to 5:00 p.m. PDT on June 14, 2004. If the Offer is not withdrawn or terminated, we will amend your warrants and return them to you in a form that incorporates the two proposed modifications. A copy of the form of warrant incorporating the two proposed modifications, entitled "Amended and Restated Warrant," was provided with the Offer distributed on April 29, 2004.

        We and our affiliates are prohibited by Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from amending any of the warrants outside of the Offer until after the expiration of the tenth business day following the expiration or termination of the Offer. Following that time, and whether any of the warrants have been amended pursuant to the Offer or not, we expressly reserve the absolute right, in our sole discretion from time to time in the future, to amend any of the warrants through privately negotiated transactions, tender offers, exchange offers or otherwise, upon terms and conditions as we may determine, which may be to set an exercise price for any warrant greater or less than the exercise price proposed pursuant to the Offer and could involve the payment of additional consideration. We cannot assure you as to which, if any, of these alternatives, or combinations thereof, we will pursue.

        THE PROCEDURE FOR AMENDING YOUR WARRANTS ARE SET FORTH ON PAGE 6 OF THIS SUPPLEMENT.

May 27, 2004

SUMMARY OF TERMS

        THE FOLLOWING SUMMARY OF TERMS CONTAINS THE MOST MATERIAL TERMS OF THE OFFER. WE URGE YOU TO READ IT CAREFULLY. WE ALSO URGE YOU TO READ CAREFULLY THE REMAINDER OF THIS SUPPLEMENT AND THE OFFER BECAUSE THEY CONTAIN ADDITIONAL IMPORTANT INFORMATION NOT CONTAINED IN THIS SUMMARY OF TERMS. WE HAVE INCLUDED REFERENCES TO THE RELEVANT SECTIONS ELSEWHERE IN THIS SUPPLEMENT AND THE OFFER WHERE YOU CAN FIND A MORE COMPLETE DESCRIPTION OF THE TOPICS IN THIS SUMMARY OF TERMS.

        IN ADDITION, WE URGE YOU TO REVIEW THE INFORMATION IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2003, AS AMENDED, AND OUR QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED SEPTEMBER 30, 2003, DECEMBER 31, 2003 AND MARCH 31, 2004, AS THESE DOCUMENTS CONTAIN IMPORTANT FINANCIAL INFORMATION AND OTHER RELEVANT INFORMATION ABOUT US. ALL OF THESE DOCUMENTS MAY BE OBTAINED WITHOUT CHARGE FROM US OR FROM THE SEC. PLEASE SEE SECTION 6 IN THIS SUPPLEMENT FOR ADDITIONAL INFORMATION ON WHERE AND HOW THESE DOCUMENTS CAN BE OBTAINED.

1.     WHAT IS THE OFFER?

        We are offering to the holders of currently outstanding warrants (issued pursuant to our Securities Purchase Agreement, dated as of December 2, 2003) the opportunity to amend any or all of their warrants. We are proposing two modifications—first, to decrease the exercise price from $3.00 per share to $2.50 per share, and, second, to make immediately exercisable our option to require you to exercise the warrants.

        Please see Section 1 in this Supplement for additional information.

2.     WHY ARE WE MAKING THE OFFER?

        We are making this offer to enable us to require warrantholders to exercise their warrants before the first anniversary of the date of issuance of the warrants so that we can raise additional working capital to be used, among other things, for general corporate purposes.

        Please see Section 1 in this Supplement for additional information.

3.     IS THE OFFER CONDITIONED ON THE OCCURRENCE OR NON-OCCURRENCE OF ANY EVENTS?

        The Offer is conditioned on acceptance of the Offer by holders of warrants to purchase at least 85% of the aggregate number of shares issuable upon exercise of all the warrants. In addition, the Offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the Offer. Once the Offer has expired, the conditions will no longer apply. The events include, among other things:

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  a government proceeding challenging the Offer; or

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  a lawsuit challenging the Offer.

        Please see Section 5 in this Supplement for additional information.

4.     ARE YOU OBLIGATED TO ACCEPT THE OFFER? IF YOU CHOOSE NOT TO ACCEPT, DO YOU HAVE TO DO ANYTHING?

        No. You do not have to accept the Offer. Again, you are free to decide, and we cannot advise you of what action you should take.

        If you decide not to accept the Offer, you do not need to do anything, and your warrants will remain outstanding until they expire by their terms or are exercised.

        Please see Section 1 in this Supplement for additional information.

5.     WHAT DO WE AND OUR BOARD OF DIRECTORS THINK OF THE OFFER?

        Although our Board of Directors has approved the Offer, neither we nor our Board of Directors makes any recommendation as to whether you should accept the Offer or not. You should not consider the Board's approval to be a recommendation as to whether you should accept the Offer or not. You must make your own decision whether to accept the Offer and amend your warrants or not.

        Please note that Dennis J. Purcell, a member of our Board of Directors, is the Senior Managing Partner of Perseus-Soros BioPharmaceutical Fund, L.P., which beneficially owns warrants to purchase an aggregate of 301,910 shares of our common stock, representing 15.47% of the 1,951,212 shares issuable upon exercise of the outstanding warrants. Perseus-Soros BioPharmaceutical Fund, L.P. has indicated an intention to accept the Offer.

        Please also note that Reinaldo M. Diaz, a member of our Board of Directors, is the Chief Investment Officer of Diaz & Altschul Capital Management, which provides portfolio management services to Delta Opportunity Fund, Ltd., which beneficially owns warrants to purchase an aggregate of 48,780 shares of our common stock, representing 2.50% of the 1,951,212 shares issuable upon exercise of the outstanding warrants. Diaz & Altschul Capital Management has indicated an intention to accept the Offer.

        Please see Section 11 in the Offer and Section 1 in this Supplement for additional information.

6.     WHAT ARE THE KEY DATES OF THE OFFER?

DATE	EVENT
April 29, 2004	Commencement of the Offer
June 14, 2004 (at 5:00 p.m., Pacific Daylight Time)	Expiration of the Offer
Promptly after the expiration of the Offer	Amend warrants

        Although we do not currently intend to do so, we may, at our discretion, extend the Offer at any time. If we extend the Offer, we will continue to accept properly completed Election Forms and Withdrawal Forms until the new expiration date. We may also cancel the Offer upon certain events.

        Please see Sections 5 and 6 in the Offer and Sections 2 and 3 in this Supplement for additional information.

7.     WHO IS ELIGIBLE TO ACCEPT THE OFFER?

        All of the holders of outstanding warrants (issued pursuant to our Securities Purchase Agreement, dated as of December 2, 2003) are eligible to accept the Offer. Those who have previously exercised their warrants are not eligible to accept the Offer.

        Please see Section 1 in this Supplement for additional information.

8.     WHAT ARE THE PROPOSED AMENDMENTS?

        The two proposed modifications are as follows:

PROVISIONS	CURRENT	AS AMENDED
Exercise price	$3.00 per share	$2.50 per share
Our right to require exercise commences	after first anniversary of issuance of the warrants	immediately

        Please see Section 1 in this Supplement for additional information.

9.     WHAT WILL HAPPEN AS OF THE EXPIRATION OF THE OFFER?

        As of the expiration of the Offer, the warrants you deliver with your valid Election Form will be amended.

        For example, if you properly deliver your outstanding warrant to purchase 10,000 shares of our common stock exercisable at $3.00 per share, at the expiration of the Offer your warrant will be amended to purchase 10,000 shares of our common stock at $2.50 per share, and while we could only require you to exercise your outstanding warrant after the first anniversary of its issuance, we could require you to exercise your amended warrant at any time.

        Please see Section 1 in this Supplement for additional information.

10.   IF YOU CHOOSE TO AMEND YOUR WARRANTS, DO YOU HAVE TO AMEND ALL OF YOUR WARRANTS OR CAN YOU JUST AMEND SOME OF THEM?

        You are not required to amend all of your warrants. If you agree to amend less than all of your warrants, the remaining warrants not amended will remain outstanding until they expire by their terms or are exercised.

        Please see Section 1 in this Supplement for additional information.

11.   WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED AND, IF SO, HOW WILL YOU BE NOTIFIED IF IT IS EXTENDED?

        The Offer is scheduled to expire at 5:00 p.m., Pacific Daylight Time, on June 14, 2004. Although we do not currently intend to do so, we may, at our discretion, extend the Offer at any time. If the Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., Pacific Daylight Time, on the business day immediately following the previously scheduled expiration date of the Offer.

        Please see Sections 5 and 6 in the Offer for additional information.

12.   WILL THE SHARES OF STOCK UNDERLYING THE AMENDED WARRANTS BE REGISTERED AND FREELY TRADABLE?

        Our prospectus, dated March 4, 2004, covers the issuance of the shares underlying your warrants and consequently the shares underlying the amended warrants. The prospectus was filed as part of the Registration Statement on Form S-3, filed with the SEC on February 13, 2004. You should read the prospectus carefully, especially the risk factors included in the prospectus before you decide whether or not to participate in the offer.

        Please see "Certain Risks of Accepting the Offer" and Section 1 in this Supplement, and "Certain Risks of Participating in the Offer" in the Offer, for additional information.

13.   WHAT ARE THE TAX CONSEQUENCES OF YOU AMENDING YOUR WARRANTS PURSUANT TO THE OFFER?

        As discussed in the Offer, under the heading "Certain Material United States Federal Income Tax Consequences," you should not be required to recognize income for U.S. federal income tax purposes as a result of amending your warrants.

        You should consult with your own personal advisors as to the tax consequences of your participation in the Offer. Tax consequences may vary depending on your individual circumstances.

        Please see Section 13 in the Offer for additional information.

14.   WHAT SHOULD YOU DO TO AMEND YOUR WARRANTS?

        If you decide to amend your warrants, you must properly deliver to us, by 5:00 p.m., Pacific Daylight Time, on June 14, 2004 (or such later date and time as we may extend the expiration of the Offer):

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  a properly completed and executed Election Form; and

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  your warrants.

        This is a one-time offer, and we will not accept late Election Forms and warrants under any circumstances. We reserve the right to reject any or all Election Forms and warrants that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the Offer, we presently expect that promptly after the expiration of the Offer, we will amend your warrants pursuant to the Offer.

        Please see Section 2 in this Supplement for additional information.

15.   CAN YOU WITHDRAW YOUR ELECTION FORM AND WARRANTS AFTER DELIVERING THEM?

        Yes. To withdraw your Election Form and warrants, you must properly complete, sign and date the Withdrawal Form included with the Offer and mail or otherwise deliver the Withdrawal Form to us so that we receive it no later than 5:00 p.m., Pacific Daylight Time, on June 14, 2004, the expiration of the Offer (or such later date and time if we extend the Offer), at: Valentis, Inc., 863A Mitten Road, Burlingame, California 94010.

        Once you have withdrawn your Election Form and warrants, you may again accept the Offer only by repeating the delivery procedures described in the Offer before the expiration of the Offer.

        Please see Section 3 in this Supplement for additional information.

16.   WHO CAN YOU TALK TO IF YOU HAVE QUESTIONS ABOUT THE OFFER?

        If you have any questions concerning the Offer, this Supplement or any other document accompanying or referred to in the Offer or this Supplement, or to request additional copies of any such documents, please contact Joseph Markey at Valentis, Inc., 863A Mitten Road, Burlingame, California 94010, or by telephone at (650) 697-1900, extension 369. We cannot and will not provide you any advice regarding your decision whether to accept the Offer and amend your warrants or not.

        Please see Sections 10 and 15 in the Offer and Section 6 in this Supplement for additional information.

CERTAIN RISKS OF ACCEPTING THE OFFER

        In addition to the risks described on pages 6 through 14 of the Offer, the decision to amend your warrant pursuant to the terms of the Offer involves the additional risks that you should carefully consider.

By amending your warrants, we will be able to require you to exercise your warrants prior to the first anniversary of the issuance of the warrants if the conditions of Section 4(b) of the warrants are satisfied.

        The warrants currently provide that we have an option to require you to exercise your warrants. However, that option is not exercisable prior to the first anniversary of the date of issuance of the warrants. One of the two proposed modifications is that our option will become immediately exercisable, subject to satisfaction of the other existing conditions set forth in Section 4(b) of the warrants. If we exercise our option to require you to exercise your warrants and you exercise your warrants, then your investment will be subject to the other risks described on pages 6 through 14 of the Offer.

THE OFFER

1.     Purpose and Terms.

        As described in the Offer, we are offering to you and other holders of currently outstanding warrants issued pursuant to our Securities Purchase Agreement, dated as of December 2, 2003, the opportunity to amend any or all of your warrants. We are proposing only two modifications. First, the exercise price would be decreased from $3.00 per share to $2.50 per share. Second, our option to require you to exercise your amended warrants would be immediately exercisable, whereas our option under your warrants is exercisable only after the first anniversary of date of issuance of your warrants.

        We are making this Offer so that our option to require exercise of the warrants becomes immediately exercisable instead of exercisable only after the first anniversary of the date of issuance of the warrants. We want to be able to require you to exercise your warrants so that we can raise additional working capital to be used, among other things, for general corporate purposes.

        The Offer is being made for only outstanding, unexercised warrants and does not in any way apply to shares purchased, whether upon the exercise of warrants or otherwise, nor does it apply to any other of our outstanding warrants or options. If you have previously exercised a warrant, that warrant is no longer outstanding and is therefore not subject to the Offer. If you have exercised a warrant in part, the remaining unexercised portion of that warrant is outstanding and may be delivered to accept the Offer. Warrants for which you have properly submitted an exercise form and the exercise price prior to the date of the commencement of the Offer will be considered exercised to that extent, whether or not you have received confirmation of the exercise or the shares purchased. As of April 28, 2004, there were 37 outstanding warrants to purchase an aggregate of 1,951,212 shares of our common stock, all of which are eligible to accept the Offer.

        If you accept the Offer, your warrants will be amended as described in this Supplement. You are not required to amend all of your warrants to accept the Offer. If you amend less than all of your warrants, your remaining warrants will remain outstanding until they expire by their terms or are exercised.

        You do not have to accept the Offer. If you decide not to accept the Offer, you do not need to do anything and your warrants will remain outstanding until they expire by their terms or are exercised.

        Although our Board of Directors has approved the Offer, neither we nor our Board of Directors makes any recommendation as to whether you should accept the Offer or not. You should not consider the Board's approval to be a recommendation as to whether you should accept the Offer or not. You must make your own decision whether to accept the Offer and amend your warrants or not. Please see

"Certain Risks of Accepting the Offer" above and "Certain Risks of Participating in the Offer" on pages 6 through 14 in the Offer for additional information.

        The shares of our common stock issuable upon exercise of your warrants were registered pursuant to a Registration Statement on Form S-3 (File No. 333-112821) under the Securities Act of 1933, as amended (the "Securities Act"), and will be freely trading shares. Following the amendment of your warrants, the shares of common stock issuable upon exercise of the amended warrant will be registered pursuant to the same Registration Statement. The prospectus, dated as of March 4, 2004, covers the shares underlying your warrants and the amended warrants and is a part of the Registration Statement. You should read the prospectus carefully, especially the section entitled "Risk Factors," before you decide whether to tender your warrants. Additional information that is included in the Registration Statement, but not in the prospectus, is available at the website of the Securities and Exchange Commission, or the SEC, at http://www.sec.gov and can be obtained from us free of charge.

        We issued your warrants to you in a private placement pursuant to Regulation D of the Securities Act and, to the extent that amending the warrants would constitute the issuance of a new security, the amended warrants are issued pursuant to Section 3(a)(9) of the Securities Act.

2.     Procedure to Accept the Offer and Amend Warrants.

        To accept the Offer, you must properly complete, sign and date the Election Form included with the Offer and mail or otherwise deliver to us the Election Form and your warrants so that we receive them no later than 5:00 p.m., Pacific Daylight Time, on June 14, 2004, the expiration of the Offer (or such later date and time if we extend the Offer), at: Valentis, Inc., 863A Mitten Road, Burlingame, California 94010. Delivery of the Election Form by facsimile will not be accepted.

        The Election Form must be executed by the record holder of the warrants. However, if the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Election Form.

        If you do not submit an Election Form or your warrants prior to the expiration of the Offer, or if you submit an incomplete or incorrectly completed Election Form, you will be considered to have rejected the Offer.

        THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT YOUR OWN RISK. If you wish to deliver your Election Form or your warrants by regular mail, we urge you to mail sufficiently in advance of the expiration date to ensure we receive them prior to the expiration of the Offer. We also recommend that you use certified mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Delivery will be deemed made only when actually received by us. WE WILL STRICTLY ENFORCE THE EXPIRATION AND THERE CAN BE NO EXCEPTIONS TO THE EXPIRATION TIME.

3.     Withdrawal Rights.

        You may change your election and withdraw from the Offer your previously delivered Election Form and warrants only if you properly complete, sign and date the Withdrawal Form included with the Offer and mail or otherwise deliver the Withdrawal Form to us so that we receive it no later than 5:00 p.m., Pacific Daylight Time, on June 14, 2004, the expiration of the Offer (or such later date and time if we extend the Offer), at: Valentis, Inc., 863A Mitten Road, Burlingame, California 94010. You may also withdraw your previously delivered Election Form and warrants pursuant to Rule 13e-4(f)(2)(ii) under the Exchange Act, if they have not been accepted by us for payment within

40 business days from the commencement of the Offer. Delivery of the Withdrawal Form by facsimile will not be accepted.

        The Withdrawal Form must be executed by the record holder of the warrants to be withdrawn. However, if the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Withdrawal Form.

        THE METHOD OF DELIVERY OF YOUR WITHDRAWAL FORM IS AT YOUR OWN RISK. If you wish to deliver your Withdrawal Form by regular mail, we urge you to mail the form sufficiently in advance of the expiration date to ensure we receive it prior to the expiration of the Offer. We also recommend that you use certified mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Delivery will be deemed made only when actually received by us. WE WILL STRICTLY ENFORCE THE EXPIRATION AND THERE CAN BE NO EXCEPTIONS TO THE EXPIRATION TIME.

        After you have withdrawn your previously delivered Election Form and warrants, if you decide to accept the Offer, you may deliver a properly completed Election Form and your warrants again before the expiration of the Offer only by again following the specified delivery procedures described in this Supplement and in the Offer.

4.     Additional Terms of the Offer.

        For specific information regarding our rights to accept your warrants, to amend them, to extend the deadline of the Offer, to terminate the Offer and to amend the Offer, please see Sections 5 and 6 in the Offer and Section 5 below.

5.     Conditions of the Offer.

        Notwithstanding any other provision of the Offer, we will not be required to accept any Election Forms and warrants, and we may terminate or amend the Offer, or postpone our acceptance of any Election Forms and warrants, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the commencement of the Offer and before the expiration of the Offer, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with the acceptance of Election Forms and warrants:

        (a)   there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the amendment of the warrants, or otherwise relates in any manner to the Offer or that, in our reasonable judgment, could materially impair the contemplated benefits of the Offer to us;

        (b)   there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

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  make the acceptance of the warrants illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

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  delay or restrict our ability, or render us unable, to accept, some or all of the warrants;

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  materially impair the benefits we hope to receive as a result of the Offer; or

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  materially and adversely affect our business, condition (financial or other), income, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business;

        (c)   there shall have occurred:

  •
  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

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  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

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  the commencement of a war, terrorist act, armed hostilities or other international or national crisis directly or indirectly involving the United States;

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  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

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  any significant fluctuation in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our business, condition (financial or other), operations or prospects or on the trading in our common stock;

  •
  any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or other), operations or prospects or that, in our reasonable judgment, makes it inadvisable to proceed with the offer;

  •
  in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or

  •
  any decline in either the Dow Jones Industrial Average, The Nasdaq National Market or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on April 28, 2004;

        (d)   a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

  •
  any person, entity or "group," within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before April 29, 2004;

  •
  any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before April 29, 2004 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

  •
  any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us; or

        (e)   the Offer is not accepted by holders of warrants which are exercisable for at least 85% of the aggregate number of shares of common stock issuable upon exercise of all the warrants.

        The conditions to the Offer are for our benefit. We may waive them, in whole or in part, at any time and from time to time prior to the expiration, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described above will be final and binding upon all persons.

6.     Additional Information.

        On April 29, 2004, we filed with the SEC a Tender Offer Statement on Schedule TO, to which the Offer is an exhibit. We have also filed with the SEC an amended Tender Offer Statement on Schedule TO/A, to which this Supplement is an exhibit, amending the previously filed Schedule TO. The Offer and the Supplement do not contain all of the information contained in the Schedule TO, as amended, with its exhibits. We recommend that you review the Schedule TO, as amended, with its exhibits, and the following materials which we have filed with the SEC and incorporate herein by reference, before making a decision on whether to amend your warrants or not:

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  our Annual Report on Form 10-K for the year ended June 30, 2003, filed with the SEC on September 29, 2003, and amended by the Company's Annual Report on Form 10-K/A, filed with the SEC on October 28, 2003;

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  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 14, 2003;

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  our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, filed with the SEC on February 17, 2004;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 17, 2004;

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  the definitive Proxy Statement relating to our 2003 Annual Meeting of Stockholders, filed with the SEC on December 15, 2003;

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  our Current Reports on Form 8-K, filed with the SEC on December 31, 2003, February 5, 2004 and May 26, 2004; and

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  the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 15, 1997, including any amendments or reports filed for the purpose of updating that description.

        These filings and other information about us can be inspected and copied at prescribed rates at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, reports, proxy statements and other information that we file with the SEC are publicly available through the SEC's site on the Internet's Word Wide Web, located at http://www.sec.gov.

        We will provide without charge to each person to whom a copy of the Offer is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Joseph Markey at Valentis, Inc., (650) 697-1900, extension 369.

        As you read the documents referred to in this section, you may find some inconsistencies in information from one document to another later dated document. Should you find inconsistencies between the filed documents, or between a filed document and the Offer, or between the Offer and this Supplement, you should rely on the statements made most recently. The information contained in the Offer and the Supplement should be read together with the information contained in the filed documents to which we have referred you.

7.     Forward-Looking Statements.

        In the Offer, we referred to "forward-looking statements" with the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. However, neither Section 27A of the Securities Act nor Section 21E of the Exchange Act applies to statements made in connection with the Offer.

QuickLinks

  EXHIBIT (a)(1)(G)
SUPPLEMENT TO THE OFFER
TABLE OF CONTENTS
SUMMARY OF TERMS
CERTAIN RISKS OF ACCEPTING THE OFFER
THE OFFER